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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)     December 12, 2007
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                            THE PENN TRAFFIC COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                    001-9930                            25-0716800
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            (Commission File Number)         (IRS Employer Identification No.)

            1200 STATE FAIR BOULEVARD
               SYRACUSE, NEW YORK                        13221-4737
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    (Address of Principal Executive Offices)             (Zip Code)

                                 (315) 453-7284
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              (Registrant's Telephone Number, Including Area Code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2007, The Penn Traffic Company (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which investment funds managed by Bay Harbour Management L.C., CR Intrinsic Investors, LLC and King Street Capital Management, L.L.C. (collectively, the "Purchasers"), each of whom is an existing stockholder of the Company, purchased an aggregate of 10,000 shares, par value $0.01 per share, of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") at a purchase price of $1,000 per share (the "Purchase Price"). The Securities Purchase Agreement contains representations and warranties and indemnification obligations.

The Preferred Stock will accrue dividends daily at a rate of 8% per annum, payable quarterly whenever funds are legally available and when and as declared by the Company's board of directors. Dividends on the Preferred Stock will be cumulative and will compound quarterly whether or not funds are legally available and whether or not declared or paid. No dividend will be declared or paid on the common stock of the Company (the "Common Stock"), or any capital stock of the Company ranking junior to the Preferred Stock, unless and until all dividends accrued through the end of the most recently-completed quarter that remain unpaid have been paid in full in cash on the Preferred Stock. In addition, holders of the Preferred Stock will be entitled to participate on an as-converted basis in any dividends declared on the Common Stock, other than dividends payable in Common Stock for which there will be an antidilution adjustment.

The Preferred Stock will be convertible, at the option of the holder and at any time after December 13, 2008, into shares of Common Stock. The total number of shares of Common Stock into which the Preferred Stock may be converted initially will be determined by dividing the Purchase Price (as increased by any accrued and unpaid dividends as of the date of determination) by the conversion price. The initial conversion price is $16.12 per share. The conversion price of the Preferred Stock will be subject to adjustment under certain circumstances set out in the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as corrected pursuant to the Certificate of Correction filed on December 13, 2007 (the "Certificate of Correction") (as so corrected, the "Certificate of Designations").

In the event of a liquidation, winding up or dissolution of the Company or a Sale of the Company (as defined in the Certificate of Designations), the holders of the Preferred Stock will be entitled to receive, out of and to the extent of the Company's assets legally available therefor, the greater of (x) an amount equal to 108% of the Purchase Price therefor plus all accrued and unpaid dividends thereon and (y) the amount they would have been entitled to receive if the Preferred Stock had been converted to Common Stock before any distributions are made to holders of Common Stock and all classes of capital stock of the Company that do not expressly rank PARI PASSU with or senior to the Preferred Stock.

The holders of the Preferred Stock will vote with the holders of the Common Stock on an as-converted basis and will be entitled to vote on any matters on which the holders of Common Stock are entitled to vote. In addition, consent of the holders representing two thirds of the Preferred Stock then outstanding will be required for any (i) amendment to the Company's charter or bylaws, including by way of merger, consolidation or otherwise, that would adversely affect any of the rights, preferences, powers (including without limitation, voting powers) or privileges of the Preferred Stock, (ii) alteration or change to the rights, preferences, powers (including without limitation, voting powers) or privileges of the Preferred Stock; (iii) increase or decrease of the authorized number of shares of the Preferred Stock or the issuance of any additional shares of the Preferred Stock after the closing date, (iv) authorization or issuance of any securities having any right, preference or priority ranking PARI PASSU with or senior to the Preferred Stock, other than the issue of a series of preferred stock having an aggregate initial liquidation preference not in excess of $10 million and otherwise having substantially identical terms as the Preferred Stock (other than the conversion price) which is sold pursuant to certain conditions or (v) subject to certain exceptions, the redemption, purchase or other acquisition for cash of any capital stock of the Company ranking PARI PASSU with or junior to the Preferred Stock.

At the option of the Company, at any time or times after December 13, 2009, and provided that the daily closing price per share of Common Stock exceeds 130% of the initial conversion price for 20 consecutive trading days ending on the date prior to the mailing of a redemption notice, the Company may redeem all of the outstanding Preferred Stock at a price equal to 100% of the Purchase Price plus accrued and unpaid dividends on 30 days' notice (provided that the Preferred Stock shall continue to be convertible into Common Stock until the date of the redemption).

The foregoing is a summary of the terms of the Securities Purchase Agreement and the Certificate of Designations. This summary is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock and the Certificate of Correction, which are attached hereto as Exhibits 10.1, 3.1 and 3.2, respectively, and are incorporated herein by reference.

In connection with the entry into the Securities Purchase Agreement, on December 13, 2007 the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Purchasers. Pursuant to the Registration Rights Agreement, at any time after the 20th day following the date that the Company has become current with all of its required reports under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and is otherwise eligible to file a registration statement covering the public issue of its securities, the Purchasers may request that the Company file a registration statement covering the resale of at least 25% of the total number of shares of Common Stock into which the Preferred Stock may be converted (or any lesser percentage if the anticipated aggregate offering price would exceed $5 million), and the Company will use its commercially reasonable efforts to cause such shares to be registered. The Company will not be obligated to effect more than two registrations under this demand right provision.

The Registration Rights Agreement also entitles the Purchasers to "piggyback" registration rights on registrations of the Company's Common Stock, subject to the right of the Company and its underwriters, in view of market conditions, to reduce the number of shares of the Purchasers proposed to be registered.

The foregoing is a summary of the terms of the Registration Rights Agreement. This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

As discussed in "Item 1.01 Entry into a Material Definitive Agreement" above, on December 13, 2007, the Company sold to the Purchasers an aggregate of 10,000 shares of its Series A Convertible Preferred Stock for $10 million. The Preferred Stock was issued by the Company in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation D") as the offer and sale of the Preferred Stock was made to "accredited investors" as defined by Regulation D. Appropriate restrictive legends were affixed to the certificates representing the Preferred Stock.

The Preferred  Stock is convertible  into Common Stock as described under "Item
5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year," below which description is incorporated herein by reference.

ITEM 3.03     MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See "Item 1.01 Entry into a Material Definitive Agreement" above for a description of the preferences of the Preferred Stock with respect to dividends, liquidation payments and "Sale of the Company" transactions and for a description of the voting rights and antidilution protection afforded to the Preferred Stock.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
              CHANGE IN FISCAL YEAR

In connection with the issuance of the Preferred Stock described above, the Company's certificate of incorporation has been amended to provide for the creation and establishment of the Series A Convertible Preferred Stock pursuant to the Certificate of Designations. The Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 12, 2007 and became effective upon filing.

Copies of the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock and the Certificate of Correction, each as filed with the Secretary of State of the State of Delaware, are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

              (d) The following is attached as an exhibit to this Current Report on Form 8-K:

         Exhibit      Description
         -------      -----------

         3.1 Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock as filed on December 12, 2007.

         3.2          Certificate of Correction, filed December 13, 2007.

         10.1 Securities Purchase Agreement, dated December 13, 2007, by and among the Company and the Purchasers listed therein.

         10.2 Registration Rights Agreement, dated as of December 13, 2007, by and among the Company and the Purchasers named therein.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



                                              THE PENN TRAFFIC COMPANY



                                              By: /s/ Daniel J. Mahoney
                                                  ---------------------------
                                                  Name:   Daniel Mahoney
                                                  Title:  VP, General Counsel

Dated:  December 13, 2007

                                 EXHIBIT INDEX


         Exhibit      Description
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         3.1          Certificate of the Powers, Designations,  Preferences and
                      Rights of the Series A Convertible Preferred Stock as filed on December 12, 2007.

         3.2          Certificate of Correction, filed December 13, 2007.

         10.1 Securities Purchase Agreement, dated December 13, 2007, by and among the Company and the Purchasers listed therein.

         10.2 Registration Rights Agreement, dated as of December 13, 2007, by and among the Company and the Purchasers named therein.